EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the Schedule 13G (or any amendments thereto) relating to the Class A common stock of Chime Financial, Inc. is filed on behalf of each of us.

Dated:  August 14, 2025

Menlo Ventures XIV, L.P.

By:

MV Management XIV, L.L.C.

Its:

General Partner

By:

/s/ Venky Ganesan

Name: Venky Ganesan

Title: Managing Member

MMEF XIV, L.P.

By:

MV Management XIV, L.L.C.

Its:

General Partner

By:

/s/ Venky Ganesan

Name: Venky Ganesan

Title: Managing Member

Menlo Entrepreneurs Fund XIV, L.P.

By:

MV Management XIV, L.L.C.

Its:

General Partner

By:

/s/ Venky Ganesan

Name: Venky Ganesan

Title: Managing Member

MV Management XIV, L.L.C.

By:

/s/ Venky Ganesan

Name: Venky Ganesan

Title: Managing Member

Menlo Inflection I, L.P.

By:

MSOP GP, L.L.C.

Its:

General Partner

By:

/s/ Venky Ganesan

Name: Venky Ganesan

Title: Managing Member

MMSOP, L.P.

By:

MSOP GP, L.L.C.

Its:

General Partner

By:

/s/ Venky Ganesan

Name: Venky Ganesan

Title: Managing Member

Menlo Inflection II, L.P.

By:

MSOP GP II, L.L.C.

Its:

General Partner

By:

/s/ Venky Ganesan

Name: Venky Ganesan

Title: Managing Member

MM Inflection, L.P.

By:

MSOP GP II, L.L.C.

Its:

General Partner

By:

/s/ Venky Ganesan

Name: Venky Ganesan

Title: Managing Member

Menlo Entrepreneurs Inflection Fund, L.P.

By:

MSOP GP II, L.L.C.

Its:

General Partner

By:

/s/ Venky Ganesan

Name: Venky Ganesan

Title: Managing Member

MSOP GP II, L.L.C.

By:

/s/ Venky Ganesan

Name: Venky Ganesan

Title: Managing Member

MSOP GP, L.L.C.

By:

/s/ Venky Ganesan

Name: Venky Ganesan

Title: Managing Member